Exhibit 23.4

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Bank of the Ozarks, Inc. of our report dated March 9, 2015, relating to the consolidated financial statements of Intervest Bancshares Corporation as of December 31, 2014 and 2013 and for the years in the three-year period ended December 31, 2014. We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ Hacker, Johnson & Smith, P.A., P.C.

Tampa, Florida

April 13, 2015